Exhibit 99.1

                             Termination Agreement:

This agreement is set forth between Nexicon, Inc. a Nevada Corporation and Central Solutions, Inc. a Delaware Corporation. Where as the parties entered an agreement dated December 10, 2004 in which Central Solutions exchanged 35% of its stock for 10,000,000 shares of Nexicon common stock and the exclusive rights to medical market for Nexicon's products and services.

This mutual cancellation agreement between the parties is effective immediately with out prejudice. The parties agree to return all stock certificates with all necessary endorsements as soon as reasonably possible.


/s/ David Dalton
--------------------------------
David Dalton
Central Solutions, Inc.


/s/ Richard Urrea
--------------------------------
Richard Urrea
Nexicon, Inc.

July 21, 2005


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